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Exhibit 23.1

Consent of Arthur Andersen LLP

EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Bio-Imaging Technologies, Inc.:

    As independent public accountants, we hereby consent to the incorporation of our report dated December 20, 2001 on the financial statements of Intelligent Imaging Division, a division of Quintiles, Inc. (a wholly-owned subsidiary of Quintiles Transnational Corp.) included in this Form 8-K/A, into Bio-Imaging Technologies, Inc. and subsidiaries' previously filed Registration Statements on Form S-8 (File Nos. 33-90412, 33-74152 and 33-22661) and on Form S-3 (File Nos. 33-75370 and 33-25477).

                      /s/ ARTHUR ANDERSEN LLP

Raleigh, North Carolina
January 7, 2002

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Consent of Arthur Andersen LLP
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS